EXHIBIT 23(a)

                    [Pricewaterhouse Coopers LLP Letterhead]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Exxon Corporation of our report dated February 24, 1999, which appears on page F9 of Exxon Corporation's 1998 Annual Report to shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                           /s/ PRICEWATERHOUSECOOPERS LLP
                                           ------------------------------

April 5, 1999

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